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                                                              Exhibit (a)(1)(E)
                          Offer to Purchase for Cash
                            All Outstanding Shares
                                      of
                                 Common Stock
          (Including the Associated Preferred Stock Purchase Rights)
                                      of
                          ORATEC Interventions, Inc.
                                      at
                             $12.50 Net Per Share
                                      by
                              Orchid Merger Corp.
                         a wholly owned subsidiary of
                             Smith & Nephew, Inc.
                                      and
                    an indirect wholly owned subsidiary of
                              Smith & Nephew plc

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                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
        12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 21, 2002,
                         UNLESS THE OFFER IS EXTENDED.
        ----------------------------------------------------------------

                                                              February 22, 2002

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase, dated February 22, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Orchid Merger Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Smith & Nephew, Inc., a Delaware Corporation ("Smith & Nephew"), and an indirect wholly owned subsidiary of Smith & Nephew plc, a corporation organized under the laws of England and Wales, to purchase all outstanding shares of common stock, par value $.001 per share, of ORATEC Interventions, Inc., a Delaware corporation ("ORATEC"), including the associated preferred stock purchase rights issued pursuant to the Preferred Shares Rights Agreement dated as of November 28, 2000, as amended, between ORATEC and American Stock Transfer & Trust Company, as rights agent (collectively, the "Shares"), at a purchase price of $12.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 13, 2002, among Smith & Nephew, Purchaser and ORATEC (the "Merger Agreement"). This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

   A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

   Please note the following:

   1. The tender price is $12.50 per Share, net to you in cash without interest.

   2.    The Offer is being made for all of the outstanding Shares.

   3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, March 21, 2002, unless the Offer is extended.

      4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would constitute at least a majority of the Shares that in the aggregate are outstanding determined on a fully diluted basis and any waiting period under the HSR Act (as defined in the Offer to Purchase) having expired or having been terminated prior to the expiration of the Offer. The Offer is also subject to the other terms and conditions contained in the Offer to Purchase.

      5. Tendering stockholders will not be obligated to pay brokerage fees or commissions imposed by Smith & Nephew or Purchaser or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

   If you wish to have us tender any or all of the Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by U.S. Bancorp Piper Jaffray Inc. or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                          ORATEC INTERVENTIONS, INC.
                                      AT
                             $12.50 NET PER SHARE
                                      BY
                              ORCHID MERGER CORP.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 22, 2002, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Orchid Merger Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Smith & Nephew, Inc., a Delaware corporation, and an indirect wholly owned subsidiary of Smith & Nephew plc, a corporation organized under the laws of England and Wales, to purchase all outstanding shares of common stock, par value $.001 per share, of ORATEC Interventions, Inc., a Delaware corporation ("ORATEC"), including the associated preferred stock purchase rights issued pursuant to the Preferred Shares Rights Agreement dated as of November 28, 2000, as amended, between ORATEC and American Stock Transfer & Trust Company, as rights agent (collectively, the "Shares").

   This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

             Number of Shares to be Tendered:*______________________

                                             SIGN HERE
             Account Number:
                                ___________________________________
             Date: ___ , 2002
                                ___________________________________
                                          (Signature(s))

                                ___________________________________

                                ___________________________________
                                          (Print Name(s))

                                ___________________________________

                                ___________________________________
                                        (Print Address(es))

                                ___________________________________
                                (Area Code and Telephone Number(s))

                                ___________________________________
                                    (Taxpayer Identification or
                                    Social Security Number(s))

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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